UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2015

THERMO FISHER SCIENTIFIC INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

81 Wyman Street
Waltham, Massachusetts		02451
(Address of principal executive offices)		(Zip Code)

(781) 622-1000

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on July 25, 2013, Thermo Fisher Scientific Inc. (the “Company”) entered into a 5-year senior unsecured revolving credit facility (the “Credit Agreement”), among the Company, certain Subsidiaries of the Company from time to time party thereto, Bank of America, N.A., and each lender from time to time party thereto.

On February 23, 2015, the Company entered into an Incremental Facility Amendment (the “Amendment”) which amended the Credit Agreement to increase the amount of revolving loans available thereunder from $1,500,000,000 to an aggregate of up to $2,000,000,000. The foregoing description of the Amendment is subject to, and qualified in its entirety by, reference to the full text of the Amendment which is filed as Exhibit 10.1 hereto. Except as amended by the Amendment, the terms of the Credit Agreement remain in full force and effect.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On February 25, 2015, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company took the actions summarized below relating to the compensation of the following executives of the Company:

•	Marc N. Casper, President and Chief Executive Officer; Peter M. Wilver, Senior Vice President, Chief Financial Officer; Alan J. Malus, Executive Vice President; and Thomas W. Loewald, Senior Vice President (each of whom is a named executive officer of the Company for the year ended December 31, 2013);

•	Mark P. Stevenson, Executive Vice President, who became an executive officer in 2014; and

•	Stephen Williamson, Vice President, Financial Operations of the Company, who as previously reported will become Senior Vice President and Chief Financial Officer of the Company, effective August 1, 2015.

Annual Cash Incentive Plans - Approval of Payout of Cash Bonuses for 2014. The Compensation Committee approved the payout of cash bonuses for 2014 to executive officers including Messrs. Casper, Wilver, Malus, Stevenson and Loewald under the Company’s 2013 Annual Incentive Award Plan (the “162(m) Plan”), which was approved by the stockholders of the Company at its 2013 Annual Meeting of Stockholders. The Compensation Committee exercised its discretion to lower the amount of the cash bonuses payable under the 162(m) Plan based on its determinations as to the level of achievement of the applicable supplemental performance metrics and goals for 2014 under the Company’s annual cash incentive program, which operates in connection with the 162(m) Plan. The amount of cash bonuses approved by the Compensation Committee is set forth in the table below.

Annual Cash Incentive Plans - Establishment of Criteria for 2015 Bonus. The Compensation Committee established the performance goal under the 162(m) Plan for 2015 as earnings before interest, taxes and amortization, excluding the impact of (i) extraordinary items and any other unusual or non-recurring items, (ii) discontinued operations, (iii) gains or losses on the dispositions of discontinued operations, (iv) the cumulative effects of changes in accounting principles, (v) the writedown of any asset, (vi) charges for restructuring and rationalization programs, (vii) other non-cash charges or items, (viii) gains or losses related to financing activities, (ix) the effect of acquisitions, or (x) gains or losses as a result of foreign currency conversions or fluctuations in foreign currency exchange rates, and certain other unusual or nonrecurring items (“Adjusted Operating Income”); and determined the percentage of Adjusted Operating Income that each executive officer is entitled to receive as a cash bonus for 2015 under the Plan, subject to the Compensation Committee’s right to lower, but not raise, the actual cash bonus to be paid to such officer for the year. The Compensation Committee’s determination as to whether to lower the actual cash bonus to be paid is generally based on the results of its determinations under the Company’s annual cash incentive program for that year (which is described in the next paragraph).

The Compensation Committee also established a target cash bonus amount for each of such executive officers and Mr. Williamson as well as supplemental performance metrics and goals for the Company under the Company’s annual cash incentive program for 2015. The target amount for each of such executive, which is a percentage of base salary (ranging from 45% to 185%), was determined by the Compensation Committee based on the salary level and position of such executive within the Company. The supplemental performance metrics and goals are based on (a) (70%) financial measures for the Company, comprised of (i) growth in revenue (adjusted for the impact of acquisitions and divestitures and for foreign currency changes) (40%), (ii) earnings (adjusted for restructuring charges and certain other items of income or expense) before interest, taxes and amortization as a percentage of revenue at varying percentages of revenue growth (15%) and (iii) earnings (adjusted for restructuring charges and certain other items of income or expense) per share (15%) and (b) (30%) non-financial measures of such executives’ contributions to the achievement of certain business objectives of the Company. For each of the financial measures, the Company’s actual performance will be measured relative to the Company’s internal operating plan for 2015. After giving effect to the weighting of the supplemental performance metrics and individual performance, a range of performance for the financial and non-financial measures, corresponding to a multiplier of 0 to 2, will be applied to the target cash bonus amounts.

Base Salary - Approval of Increases. Effective March 30, 2015, the Compensation Committee set the 2015 base salaries of such executives as set forth below.

Revised Target Bonus for 2015. The Compensation Committee also set the annual target cash bonus amounts, expressed as a percentage of annual base salary of such executives as set forth below.

Name	2014 Cash Bonus	2015 Salary (Effective March 30, 2015)	2015 Target Bonus (% of Base Salary)
Marc N. Casper President and Chief Executive Officer	$3,353,850	$1,350,000	185%
Peter M. Wilver Senior Vice President, Chief Financial Officer	$880,875	$675,000	90%
Alan J. Malus Executive Vice President	$1,039,650	$733,500	100%
Mark P. Stevenson Executive Vice President	$1,974,000	$818,500	105%
Thomas W. Loewald Senior Vice President	$708,688	$600,000	85%

The Compensation Committee approved a base salary of $575,000 for Mr. Williamson, effective March 30, 2015, and a target bonus of 75%.

Restricted Stock Units. The Compensation Committee granted time-based restricted stock units to Messrs. Casper, Wilver, Malus, Stevenson and Loewald, under the Company’s 2008 Stock Incentive Plan. The time-based restricted stock unit grant to Mr. Casper is evidenced by the Company’s standard form of Restricted Stock Unit Agreement with Marc Casper, a copy of which is on file with the SEC, and the time-based restricted stock unit grants to Messrs. Malus, Stevenson and Loewald are evidenced by the Company’s standard form of Restricted Stock Unit Agreement, a copy of which is on file with the SEC. These restricted stock units vest as follows: 15%, 25%, 30% and 30% vesting on the dates six months, eighteen months, thirty months and forty-two months from the date of grant, respectively, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions). As Mr. Wilver will be retiring from the Company in March 2016, the Committee granted him a smaller amount of time-based restricted stock units than he would normally receive, with one-year vesting. The time-based restricted stock unit grant to Mr. Wilver is evidenced by the Restricted Stock Unit Agreement dated February 25, 2015, between the Company and Peter Wilver, which is filed as Exhibit 10.2 to this Current Report.

The Committee also granted performance-based restricted stock units to Messrs. Casper, Wilver, Malus, Stevenson and Loewald, under the Company’s 2008 Stock Incentive Plan. The performance-based restricted stock unit grant to Mr. Casper is evidenced by the Company’s standard form of Performance Restricted Stock Unit Agreement between the Company and Marc Casper, a copy of which is filed with the SEC, and the performance-based restricted stock units to Messrs. Malus, Stevenson and Loewald are evidenced by the Company’s standard form of Performance Restricted Stock Unit Agreement, a copy of which is on file with the SEC. The performance-based restricted stock unit grant to Mr. Wilver is evidenced by the Performance Restricted Stock Unit Agreement dated February 25, 2015, between the Company and Peter Wilver, which is filed as Exhibit 10.3 to this Current Report. In connection with the award of performance-based restricted stock units, the Compensation Committee adopted as performance goals the measures organic revenue growth and adjusted earnings per share for 2015. For each of the performance goals, the Company’s actual performance will be measured relative to the Company’s internal operating plan for 2015. The vesting of the performance-based restricted stock units for Messrs. Casper, Malus, Stevenson and Loewald is as follows: 1/3 on the date the Compensation Committee certifies that the performance goals related to the Company’s organic revenue growth and adjusted earnings per share have been achieved (the “Performance Certification Date”), 1/3 on the one-year anniversary of the Performance Certification Date, and 1/3 on the two-year anniversary of the Performance Certification Date (subject to certain exceptions). The Committee granted Mr. Wilver a smaller amount of performance-based restricted stock units than he would normally receive, with 100% of the grant earned vesting on the Performance Certification Date.

Stock Options. The Compensation Committee also granted stock options to Messrs. Casper, Malus, Stevenson and Loewald, under the Company’s 2008 Stock Incentive Plan. The stock option grant to Mr. Casper is evidenced by the Company’s standard form of Stock Option Agreement with Marc Casper, a copy of which is on file with the SEC, and stock option grants to Messrs. Malus, Stevenson and Loewald are evidenced by the Company’s standard form of Stock Option Agreement (for officers other than Marc Casper), a copy of which is on file with the SEC. The options (a) vest in equal annual installments over the four-year period commencing on the first anniversary of the date of grant (i.e., the first 1/4 of the stock option grant would vest on the first anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions), (b) have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant, and (c) have a term of 7 years from such date.

The restricted stock unit and stock option grants approved by the Compensation Committee for such executive officers are set forth below.

Name	Securities Underlying February 25, 2015 Performance- Based Restricted Stock Unit Grant			Securities Underlying February 25, 2015 Time-Based Restricted Stock Unit Grant	Securities Underlying February 25, 2015 Stock Option Grant
	Minimum	Target	Maximum
Marc N. Casper President and Chief Executive Officer	0	30,625	45,938	30,625	120,000
Peter M. Wilver Senior Vice President, Chief Financial Officer	0	4,000	6,000	4,000	—
Alan J. Malus Executive Vice President	0	8,400	12,600	8,400	32,300
Mark P. Stevenson Executive Vice President	0	11,100	16,650	11,100	44,000
Thomas W. Loewald Senior Vice President	0	6,900	10,350	6,900	27,900

Mr. Williamson received 4,800 performance-based restricted stock units (with the potential to earn a minimum of 0 and a maximum of 7,200), 4,800 time-based restricted stock units and 19,800 stock options, on the same terms as Messrs. Malus, Stevenson and Loewald.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Incremental Facility Amendment, dated February 23, 2015, to the Credit Agreement, dated July 25, 2013, among the Company, certain Subsidiaries of the Company from time to time party thereto, Bank of America, N.A., and each lender from time to time party thereto

10.2	Restricted Stock Unit Agreement between Thermo Fisher Scientific Inc. and Peter Wilver, dated February 25, 2015

10.3	Performance Restricted Stock Unit Agreement between Thermo Fisher Scientific Inc. and Peter Wilver, dated February 25, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 26th day of February, 2015.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Seth H. Hoogasian
Seth H. Hoogasian
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Incremental Facility Amendment, dated February 23, 2015, to the Credit Agreement, dated July 25, 2013, among the Company, certain Subsidiaries of the Company from time to time party thereto, Bank of America, N.A., and each lender from time to time party thereto

10.2	Restricted Stock Unit Agreement between Thermo Fisher Scientific Inc. and Peter Wilver, dated February 25, 2015

10.3	Performance Restricted Stock Unit Agreement between Thermo Fisher Scientific Inc. and Peter Wilver, dated February 25, 2015